EXHIBIT 5.1
                                   -----------


February 11, 2003

iVoice, Inc.
750 Highway 34
Matawan, New Jersey  07747

Re:  iVoice, INC. (THE "CORPORATION")
     REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT")


Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 5,000,000,000 shares of the Corporation's common stock (the "COMMON STOCK").

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. In addition, we are relying on the opinion of Lawrence A. Muenz, counsel of iVoice, to the effect that the action taken by a majority of the outstanding shares of capital stock on or about October 15, 2002 complied in all respects to applicable law. Further, we are assuming that the shares of Common Stock to be issued in this offering will be at a price not less than the par value of such shares.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholder (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Kirkpatrick & Lockhart LLP

KIRKPATRICK & LOCKHART LLP